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                                SCHULER HOMES, INC.

                            THE GUARANTORS PARTY HERETO

                                        AND

                       U.S. TRUST COMPANY OF CALIFORNIA, N.A.

                                     AS TRUSTEE

                                    ------------

                                     INDENTURE

                              DATED AS OF MAY 6, 1998

                                    ------------




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                               TABLE OF CONTENTS

                                                                            PAGE
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
ARTICLE 1   DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . . . . .1
     SECTION 1.01.    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.02.    OTHER DEFINITIONS. . . . . . . . . . . . . . . . . . . 11
     SECTION 1.03.    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. . . 13
     SECTION 1.04.    RULES OF CONSTRUCTION. . . . . . . . . . . . . . . . . 13

ARTICLE 2   THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 2.01.    FORM AND DATING. . . . . . . . . . . . . . . . . . . . 13
     SECTION 2.02.    EXECUTION AND AUTHENTICATION.. . . . . . . . . . . . . 20
     SECTION 2.03.    REGISTRAR AND PAYING AGENT.. . . . . . . . . . . . . . 20
     SECTION 2.04.    PAYING AGENT TO HOLD MONEY IN TRUST. . . . . . . . . . 21
     SECTION 2.05.    SECURITYHOLDER LISTS.. . . . . . . . . . . . . . . . . 21
     SECTION 2.06.    TRANSFER AND EXCHANGE. . . . . . . . . . . . . . . . . 21
     SECTION 2.07.    REPLACEMENT SECURITIES.. . . . . . . . . . . . . . . . 22
     SECTION 2.08.    OUTSTANDING SECURITIES.. . . . . . . . . . . . . . . . 22
     SECTION 2.09.    SECURITIES HELD BY THE COMPANY OR A RELATED PERSON.. . 23
     SECTION 2.10.    TEMPORARY SECURITIES.. . . . . . . . . . . . . . . . . 23
     SECTION 2.11.    CANCELLATION.. . . . . . . . . . . . . . . . . . . . . 23
     SECTION 2.12.    DEFAULTED INTEREST.. . . . . . . . . . . . . . . . . . 23
     SECTION 2.13.    PERSONS DEEMED OWNERS. . . . . . . . . . . . . . . . . 23
     SECTION 2.14.    COMPUTATION OF INTEREST. . . . . . . . . . . . . . . . 24

ARTICLE 3   REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 3.01.    NOTICES TO TRUSTEE.. . . . . . . . . . . . . . . . . . 24
     SECTION 3.02.    SELECTION OF SECURITIES TO BE REDEEMED.. . . . . . . . 24
     SECTION 3.03.    NOTICE OF REDEMPTION.. . . . . . . . . . . . . . . . . 24
     SECTION 3.04.    EFFECT OF NOTICE OF REDEMPTION.. . . . . . . . . . . . 25
     SECTION 3.05.    DEPOSIT OF REDEMPTION PRICE. . . . . . . . . . . . . . 25
     SECTION 3.06.    SECURITIES REDEEMED IN PART. . . . . . . . . . . . . . 25

ARTICLE 4   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     SECTION 4.01.    PAYMENT OF SECURITIES. . . . . . . . . . . . . . . . . 26
     SECTION 4.02.    MAINTENANCE OF OFFICE OR AGENCY. . . . . . . . . . . . 26
     SECTION 4.03.    REPORTS TO HOLDERS.. . . . . . . . . . . . . . . . . . 26
     SECTION 4.04.    COMPLIANCE CERTIFICATE.. . . . . . . . . . . . . . . . 27
     SECTION 4.05.    STAY, EXTENSION AND USURY LAWS.. . . . . . . . . . . . 27
     SECTION 4.06.    CORPORATE EXISTENCE. . . . . . . . . . . . . . . . . . 27
     SECTION 4.07.    NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . 27



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                                                                  --------------
                                                                  EXECUTION COPY
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     SECTION 4.08.    CHANGE OF CONTROL. . . . . . . . . . . . . . . . . . . 28
     SECTION 4.09.    MAINTENANCE OF CONSOLIDATED NET WORTH. . . . . . . . . 29
     SECTION 4.10.    LIMITATION ON ADDITIONAL INDEBTEDNESS. . . . . . . . . 31
     SECTION 4.11.    LIMITATION ON RESTRICTED PAYMENTS. . . . . . . . . . . 32
     SECTION 4.12.    LIMITATION ON PAYMENT RESTRICTIONS AFFECTING RESTRICTED
                      SUBSIDIARIES.. . . . . . . . . . . . . . . . . . . . . 34
     SECTION 4.13.    LIMITATION ON LIENS. . . . . . . . . . . . . . . . . . 35
     SECTION 4.14.    LIMITATION ON TRANSACTIONS WITH RELATED PERSONS. . . . 36
     SECTION 4.15.    LIMITATION ON ASSET DISPOSITIONS.. . . . . . . . . . . 36
     SECTION 4.16.    LIMITATION ON BUSINESS ACTIVITIES. . . . . . . . . . . 39
     SECTION 4.17.    LIMITATION ON DESIGNATION OF RESTRICTED AND UNRESTRICTED
                      SUBSIDIARIES.. . . . . . . . . . . . . . . . . . . . . 39
     SECTION 4.18.    ADDITIONAL GUARANTORS. . . . . . . . . . . . . . . . . 39

ARTICLE 5   SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     SECTION 5.01.    LIMITATION ON MERGERS AND SALES OF ASSETS BY THE
                      COMPANY AND THE GUARANTORS . . . . . . . . . . . . . . 40
     SECTION 5.02.    SUCCESSOR SUBSTITUTED. . . . . . . . . . . . . . . . . 40

ARTICLE 6   DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . . 41
     SECTION 6.01.    EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . 41
     SECTION 6.02.    ACCELERATION.. . . . . . . . . . . . . . . . . . . . . 42
     SECTION 6.03.    OTHER REMEDIES.. . . . . . . . . . . . . . . . . . . . 42
     SECTION 6.04.    WAIVER OF PAST DEFAULTS. . . . . . . . . . . . . . . . 43
     SECTION 6.05.    CONTROL BY MAJORITY. . . . . . . . . . . . . . . . . . 43
     SECTION 6.06.    LIMITATION ON SUITS. . . . . . . . . . . . . . . . . . 43
     SECTION 6.07.    RIGHTS OF HOLDERS TO RECEIVE PAYMENT.. . . . . . . . . 44
     SECTION 6.08.    COLLECTION SUIT BY TRUSTEE.. . . . . . . . . . . . . . 44
     SECTION 6.09.    TRUSTEE MAY FILE PROOFS OF CLAIM.. . . . . . . . . . . 44
     SECTION 6.10.    PRIORITIES.. . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 6.11.    UNDERTAKING FOR COSTS. . . . . . . . . . . . . . . . . 45
     SECTION 6.12.    WAIVER OF STAY EXTENSION OR USURY LAWS.. . . . . . . . 45

ARTICLE 7   TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     SECTION 7.01.    DUTIES OF TRUSTEE. . . . . . . . . . . . . . . . . . . 45
     SECTION 7.02.    RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . . . . . 46
     SECTION 7.03.    INDIVIDUAL RIGHTS OF TRUSTEE.. . . . . . . . . . . . . 47
     SECTION 7.04.    TRUSTEE'S DISCLAIMER.. . . . . . . . . . . . . . . . . 47
     SECTION 7.05.    NOTICE OF DEFAULTS.. . . . . . . . . . . . . . . . . . 47
     SECTION 7.06.    REPORTS BY TRUSTEE TO HOLDERS. . . . . . . . . . . . . 47
     SECTION 7.07.    COMPENSATION AND INDEMNITY.. . . . . . . . . . . . . . 47
     SECTION 7.08.    REPLACEMENT OF TRUSTEE.. . . . . . . . . . . . . . . . 48
     SECTION 7.09.    SUCCESSOR TRUSTEE BY MERGER, ETC.. . . . . . . . . . . 49
     SECTION 7.10.    ELIGIBILITY; DISQUALIFICATION. . . . . . . . . . . . . 49

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     SECTION 7.11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. . . 49

ARTICLE 8   DISCHARGE AND DEFEASANCE . . . . . . . . . . . . . . . . . . . . 50
     SECTION 8.01.    DISCHARGE AND DEFEASANCE UPON DEPOSIT OF MONEYS OR
                      U.S. GOVERNMENT OBLIGATIONS. . . . . . . . . . . . . . 50
     SECTION 8.02.    TERMINATION OF THE OBLIGATIONS PURSUANT TO REDEMPTION. 51
     SECTION 8.03.    SURVIVAL OF COMPANY'S OBLIGATIONS. . . . . . . . . . . 51
     SECTION 8.04.    APPLICATION OF TRUST MONEY.. . . . . . . . . . . . . . 52
     SECTION 8.05.    REPAYMENT TO COMPANY.. . . . . . . . . . . . . . . . . 52
     SECTION 8.06.    REINSTATEMENT. . . . . . . . . . . . . . . . . . . . . 52

ARTICLE 9   AMENDMENTS, MODIFICATIONS AND WAIVERS. . . . . . . . . . . . . . 53
     SECTION 9.01.    WITHOUT CONSENT OF HOLDERS.. . . . . . . . . . . . . . 53
     SECTION 9.02.    WITH CONSENT OF HOLDERS. . . . . . . . . . . . . . . . 54
     SECTION 9.03.    COMPLIANCE WITH TRUST INDENTURE ACT. . . . . . . . . . 54
     SECTION 9.04.    REVOCATION AND EFFECT OF CONSENTS. . . . . . . . . . . 55
     SECTION 9.05.    NOTATION ON OR EXCHANGE OF SECURITIES. . . . . . . . . 55
     SECTION 9.06.    TRUSTEE PROTECTED. . . . . . . . . . . . . . . . . . . 55

ARTICLE 10  GUARANTEE OF SECURITIES. . . . . . . . . . . . . . . . . . . . . 55
     SECTION 10.01.   GUARANTEE. . . . . . . . . . . . . . . . . . . . . . . 55
     SECTION 10.02.   EXECUTION AND DELIVERY OF GUARANTEE. . . . . . . . . . 58
     SECTION 10.03.   ADDITIONAL GUARANTORS. . . . . . . . . . . . . . . . . 58
     SECTION 10.04.   RELEASE OF A GUARANTOR.. . . . . . . . . . . . . . . . 58

ARTICLE 11  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . 59
     SECTION 11.01.   TRUST INDENTURE ACT CONTROLS.. . . . . . . . . . . . . 59
     SECTION 11.02.   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . 59
     SECTION 11.03.   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. . . . . . 60
     SECTION 11.04.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.. . 60
     SECTION 11.05.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. . . . . 61
     SECTION 11.06.   RULES BY TRUSTEE AND AGENTS. . . . . . . . . . . . . . 61
     SECTION 11.07.   LEGAL HOLIDAYS.. . . . . . . . . . . . . . . . . . . . 61
     SECTION 11.08.   NO PERSONAL LIABILITY OF INCORPORATORS, SHAREHOLDER,
                      OFFICERS, DIRECTORS OR EMPLOYEES . . . . . . . . . . . 61
     SECTION 11.09.   DUPLICATE ORIGINALS. . . . . . . . . . . . . . . . . . 62
     SECTION 11.10.   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . 62
     SECTION 11.11.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. . . . . 62
     SECTION 11.12.   SUCCESSORS.. . . . . . . . . . . . . . . . . . . . . . 62

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     SECTION 11.13.   SEPARABILITY.. . . . . . . . . . . . . . . . . . . . . 62
     SECTION 11.14.   BENEFITS OF INDENTURE. . . . . . . . . . . . . . . . . 62
     SECTION 11.15.   TABLE OF CONTENTS, HEADINGS, ETC.. . . . . . . . . . . 62

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                                                                  EXECUTION COPY
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    INDENTURE dated as of May 6, 1998 between SCHULER HOMES, INC., a Delaware corporation (the "Company"), the Guarantors signatory hereto (the "Guarantors") and U.S. TRUST COMPANY OF CALIFORNIA, N.A., a national banking association duly organized and existing under the laws of the United States, as trustee (the "Trustee").

    Each party agrees for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 9% Senior Notes due 2008 (the "Securities") as follows:

                                     ARTICLE 1

                     DEFINITIONS AND INCORPORATION BY REFERENCE

    SECTION 1.01.  DEFINITIONS.

    "ADDITIONAL ASSETS" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; or (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; PROVIDED, HOWEVER, that any such Restricted Subsidiary is primarily engaged in a Related Business.

    "ADDITIONAL INTEREST" means additional interest payable with respect to the Securities pursuant to that certain Registration Rights Agreement dated
April 30, 1998 by and among the Company, the Guarantors and the other parties named therein.

    "AGENT" means any Registrar, Paying Agent, or co-Registrar.

    "ASSET DISPOSITION" means any sale, lease, transfer or other disposition
(or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders); (ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary; or (iii) any other assets of the Company or any Restricted Subsidiary having a fair market value (as determined in good faith by the Board of Directors) in excess of $500,000 disposed of in a single transaction or series of related transactions outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary).

    "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such Indebtedness of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such

                                          1
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Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

    "BANK CREDIT FACILITY" means the Revolving Credit Facility and any bank (or similar financial institution) credit agreement or credit facility entered into in the future by the Company or any Restricted Subsidiary, as any of the same may be amended, waived, modified, Refinanced or replaced from time to time.

    "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or similar law for the relief of debtors.

    "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in any place where payments of principal or interest are made under the Indenture or other place where the corporate trust office of the Trustee is located or where the Company has its chief executive office or other locations as are authorized or obligated by law or executive order to close.

    "CAPITALIZED LEASE OBLIGATIONS" means any Obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

    "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "CHANGE OF CONTROL" means the occurrence of (or if earlier, the actual knowledge of the Company of) any of the following events:

    (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (A) more than 50% of the total voting power of the Voting Stock of the Company or (B) greater total voting power of the Voting Stock of the Company than held by the Schuler Family PROVIDED THAT such "change of control" shall be deemed to occur on the earlier of the filing of the Form 13D under the Securities Act by such beneficial or the actual knowledge of the Company of such acquisition;

    (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a majority vote of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or


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

    (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, other than any such sale to one or more Restricted Subsidiaries, and in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation, or a parent corporation that owns all of the Capital Stock of such surviving corporation, that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation or such parent corporation, as the case may be.

    "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

    "COMPANY" means Schuler Homes, Inc. and any other obligor until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.

    "CONSOLIDATED COVERAGE RATIO" with respect to the Company as of any date of determination means the ratio of the Company's EBITDA to its Consolidated Interest Incurred for the four fiscal quarters ending immediately prior to the date of determination. Notwithstanding clause (ii) of the definition of Consolidated Net Income, if the Indebtedness which is being Incurred is Incurred in connection with an acquisition by the Company or a Restricted Subsidiary, the Consolidated Coverage Ratio shall be determined after giving effect to both the Consolidated Interest Incurred related to the Incurrence of such Indebtedness and the EBITDA as if the acquisition had occurred at the beginning of the four fiscal quarter period (x) of the Person becoming a Restricted Subsidiary or (y) in the case of an acquisition of assets that constitute substantially all of an operating unit or business, relating to the assets being acquired by the Company or a Restricted Subsidiary.

    "CONSOLIDATED INTEREST EXPENSE" of the Company means, for any period, the aggregate amount of interest which, in accordance with GAAP, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), plus the product of
(i) cash dividends paid on any Preferred Stock of the Company, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

    "CONSOLIDATED INTEREST INCURRED" of the Company means, for any period, (i) the aggregate amount of interest which, in accordance with GAAP, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of discount or premium, if any, and all other non-cash interest expense), plus (or minus, if negative) (ii) the difference between capitalized interest for such period and the interest component of cost of goods sold for such period, plus (iii) the product of (A) cash dividends paid on any Preferred Stock of the Company, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

    "CONSOLIDATED NET INCOME" for any period, means the aggregate of the Net Income of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, PROVIDED that (i) the Net Income of any Person in which the Company or any Restricted Subsidiary has, a joint interest with a third party (other than an Unrestricted Subsidiary) shall be included only to the extent of the lesser of (A) the amount of dividends or distributions actually paid to the Company or a Restricted Subsidiary or (B) the Company's direct or indirect proportionate interest in the Net Income of such Person, PROVIDED that, so long as the Company or a Restricted Subsidiary has an unqualified legal right to require the payment of a dividend or distribution, Net Income shall be determined solely pursuant to clause (B);
(ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and
(iii) the Net Income of any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions (the fair value of which, if other than in cash, to be determined by the Board of Directors, in good faith) by such Subsidiary to the Company or to any of its consolidated Restricted Subsidiaries; (iv) the Net Income of any Unrestricted Subsidiary, any Homebuilding Joint Venture or any other Person in which the Company or any Restricted Subsidiary has a joint interest with a third party that is not existing on December 31, 1997 shall be included only to the extent that the aggregate amount of dividends or distributions (the fair value of which, if other than cash, to be determined by the Board of Directors, in good faith) by such Subsidiary or Homebuilding Joint Venture to the Company or to any of its consolidated Restricted Subsidiaries exceeds the aggregate amount of unpaid loans or advances and unreturned capital contributions made by the Company or any Restricted Subsidiary in or to such Subsidiary or Homebuilding Joint Venture; and (v) all non-cash items (other than income tax expense, depreciation expense, amortization expense and any item that will require cash payments in the future and for which an accrual reserve is, or is required by GAAP to be, made) decreasing Consolidated Net Income shall be added back in calculating Consolidated Net Income and all non-cash items increasing Consolidated Net Income shall be deducted in calculating Consolidated Net Income.

    "CONSOLIDATED NET WORTH" with respect to the Company means the consolidated stockholders' equity of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

    "CONSOLIDATED TANGIBLE NET WORTH" with respect to the Company means Consolidated Net Worth, less the Intangible Assets of the Company and its Restricted Subsidiaries.

    "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 11.02 or such other address as the Trustee may give notice of to the Company.

    "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

    "DEPOSITORY" or "DTC" means The Depository Trust Company and any successor to DTC in its capacity as depository for any Securities.

    "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "DISQUALIFIED STOCK" means, with respect to any Person, that portion of any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the Holder thereof, in whole or in part, in each case on or prior to the final maturity date of the Securities; PROVIDED that Capital Stock that would be "Disqualified Stock" solely by virtue its containing a customary requirement that the issuer offer to repurchase such Capital Stock upon a change of control of the issuer will not be deemed to be "Disqualified Stock."

    "EBITDA" of the Company for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:
(i) income tax expense, (ii) depreciation expense and (iii) amortization expense, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

    "EQUITY OFFERING" means any public or private sale of equity securities (excluding Disqualified Stock) of the Company other than any private sales to Related Persons of the Company.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "GAAP" means generally accepted accounting principles as in effect on the date of the Offering.

    "GUARANTEE" means the guarantee of the Company's Obligations hereunder made by a Guarantor in favor of the Holders pursuant to the terms of Article 10 hereof.

    "GUARANTORS" means (i) Schuler Homes of California, Inc., Schuler Homes of Washington, Inc., Melody Homes, Inc., Schuler Realty/Maui, Inc., Schuler Realty/Oahu, Inc., Lokelani Construction Corporation, Melody Mortgage Co., SHLR of Washington, Inc. and Schuler Homes of Oregon, Inc., (ii) any other Guarantors under any Bank Credit Facility, (iii) any other Subsidiary existing on the Issuance Date which is a Restricted Subsidiary (other than, in the Company's discretion, any Restricted Subsidiary with a Consolidated Tangible Net Worth of not more than $5,000,000), and (iv) any other Person that executes a Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

    "HEDGING OBLIGATIONS" of any Person means the net Obligations of such Person pursuant to any Interest Rate Agreement or any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

    "HOLDER" or "SECURITYHOLDER" means the Person in whose name any of the Securities is registered on the register for the Securities.

    "HOMEBUILDING JOINT VENTURE" means any Person in which the Company or any of its Subsidiaries has an ownership interest but less than an 80% ownership interest that, in each case, was formed for and is engaged in homebuilding operations.

    "INCUR" means issue, assume, guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; PROVIDED FURTHER, HOWEVER, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" when used as a noun shall have a correlative meaning.

    "INDEBTEDNESS" means on any date of determination (without duplication),
(i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person;
(iii) all Obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale Obligations of such Person and all Obligations of such Person under any title retention agreement (but excluding accounts payable and accrued expenses arising in the ordinary course of business and which are not more than 90 days past due or are in dispute) which would appear as a liability on a balance sheet of a Person prepared on a consolidated basis in accordance with GAAP, which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (PROVIDED that, in the case of Obligations of an acquired Person assumed in connection with an acquisition of such Person, such Obligations would constitute Indebtedness of such Person); (iv) all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than Obligations with respect to letters of credit securing Obligations (other than Obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all Obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock; (vi) all Obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee; (vii) all Obligations of the type referred to in clauses
(i) through (vi) of other Persons secured by any lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional Obligations as described above, (b) the maximum reasonably anticipated liability, upon the occurrence of the contingency, other than a contingency solely within the control of such Person, giving rise to the obligation, of any contingent Obligations as described above (in the case of clauses other than (iii)) and the amount shown as a liability on a balance sheet of a Person as described in clause (iii) above, in each case at such date; PROVIDED, HOWEVER, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP.

    "INDENTURE" means this Indenture, as amended, supplemented or otherwise modified from time to time, in accordance with the terms hereof.

    "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Related Persons do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged. Ownership of not more than 10% of the Company and/or management on behalf of the beneficial owners of not more than 10% of the Company shall not, in itself, prevent a firm from being an "Independent Financial Advisor."

    "INTANGIBLE ASSETS" means the amount (to the extent reflected in determining consolidated stockholders' equity) of (A) all write-ups (other than write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by the Company or any Restricted Subsidiary, and (B) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

    "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to compensate the Company or any Restricted Subsidiary for fluctuations in interest rates.

    "INVESTMENT" in any Person means any direct or indirect advance, loan
(other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

    "ISSUANCE DATE" means the date of issuance of $100,000,000 of Securities in the Offering.

    "MORTGAGE" means a first priority mortgage or first priority deed of trust on improved real property.

    "NET INCOME" of any Person means the net income (loss) of such Person, determined in accordance with GAAP; excluding, however, from the determination of Net Income all gains (to the extent that they exceed all losses) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale leaseback transactions) of any real property or equipment of such Person, which is not sold or otherwise disposed of in the ordinary course of business, or of any capital stock of such Person or its subsidiaries owned by such Person.

    "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Disposition (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Disposition), net of the direct costs relating to such Asset Disposition (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any related expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Senior Debt secured by a lien on the asset or assets that were the subject of such Asset Disposition and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "NON-RECOURSE INDEBTEDNESS" means Indebtedness or other Obligations secured by a lien on property to the extent that the liability for such Indebtedness or other Obligations is limited to the security of the property without liability on the part of the Company or any Subsidiary (other than the Subsidiary which holds title to such property) for any deficiency.

    "OBLIGATIONS" means any principal, interest (including interest accruing after the commencement of any bankruptcy, reorganization, insolvency or similar proceeding relating to the Company or any of its Subsidiaries whether or not allowed as a claim in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "OFFERING" means the offering by the Company of $100,000,000 principal amount of Securities.

    "OFFICER" means the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company or any Guarantor, as applicable.

    "OFFICER'S CERTIFICATE" means a certificate signed by an Officer of the Company or any Guarantor, as applicable.

    "OPINION OF COUNSEL" means a written opinion from legal counsel who may be an employee of or counsel for the Company or other counsel reasonably acceptable to the Trustee.

    "PERSON" means an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof.

    "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    "REFINANCE" means, in respect of Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinancing" shall have a correlative meaning.

    "RELATED BUSINESS" means any line or lines of business or business activity reasonably related to (x) the homebuilding business or (y) a business or business activity of the Company and/or its Restricted Subsidiaries conducted on the Issuance Date.

    "RELATED PERSON" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "RESTRICTED INVESTMENT" means any loan, advance, capital contribution or transfer (including by way of guaranty or other similar arrangement) in or to any Unrestricted Subsidiary, Homebuilding Joint Venture or any Person in which the Company, directly or indirectly, has an ownership interest but less than 80% ownership interest; PROVIDED, HOWEVER, that loans, advances, capital contributions or transfers (including by way of guaranty or other similar arrangement) to a Homebuilding Joint Venture shall be counted as a Restricted Investment only to the extent that the aggregate at any one time outstanding of all such amounts expended (or with respect to guaranties or similar arrangement the amounts then guaranteed) exceed, subsequent to December 31, 1997, $25,000,000 in the aggregate for all Homebuilding Joint Ventures. Restricted Investment shall include the fair market value of the net assets of any Restricted Subsidiary that at any time is designated an Unrestricted Subsidiary. Any property transferred to an Unrestricted Subsidiary, and the net assets of a Restricted Subsidiary that is designated an Unrestricted Subsidiary, shall be valued at fair market value at the time of such transfer, in each case as determined by the Board of Directors of the Company in good faith.

Restricted Investment shall not include any loan, advance, capital contribution or transfer made for the purpose of acquiring an ownership interest in a Person and immediately designating such person as a Restricted Subsidiary, and if required a Guarantor.

    "RESTRICTED SUBSIDIARY" means any Subsidiary in which the Company, directly or indirectly, has an 80% or greater ownership interest that has not been designated an Unrestricted Subsidiary.

    "REVOLVING CREDIT FACILITY" means that certain Amended and Restated Credit Agreement, dated April 29, 1998, among the Company, its Subsidiaries named therein and First Hawaiian Bank and Bank of America National Trust and Savings Association, as may be further amended, modified, renewed, refunded, extended, replaced or Refinanced from time to time.

    "SCHULER FAMILY" means James K. Schuler, his wife, their respective descendants, any trust for the benefits of any of the foregoing persons, at least 50% of the trustees of which are members of the Schuler Family and any other trust or charitable foundation, the majority of whose trustees or directors are members of the Schuler Family.

    "SEC" means the Securities and Exchange Commission.

    "SECURITIES" means the Securities issued under this Indenture.

    "SENIOR DEBT" means (i) all Indebtedness now or hereafter outstanding under the Bank Credit Facility; (ii) any other Indebtedness permitted to be Incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is Incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (v) Indebtedness which is classified as Non-Recourse Indebtedness or any unsecured claim arising in respect hereof by reason of application of section 1111(b)(1) of the U.S. bankruptcy code, (w) any liability for any federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Related Persons, (y) any trade payables or (z) any Indebtedness that is Incurred in violation of the Indenture.

    "SUBSIDIARY" means a corporation, a majority of the capital stock with voting power to elect directors of which is directly or indirectly owned by the Company and its Subsidiaries, or any Person in which the Company and its Subsidiaries has at least a majority ownership interest.

    "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in Section 9.03.

    "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

    "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary in which the Company, directly or indirectly, has less than an 80% ownership interest PROVIDED that such Subsidiary is not a Homebuilding Joint Venture; (ii) any Subsidiary in which the Company, directly or indirectly, has an 80% or greater ownership interest, which, in accordance with the provisions of the Indenture, has been designated in a resolution adopted by the Board of Directors of the Company as an Unrestricted Subsidiary, in each case unless and until such Subsidiary shall, in accordance with the provisions of the Indenture, be designated by a resolution of the Company as a Restricted Subsidiary; and (iii) any Subsidiary in which the Company, directly or indirectly, has an 80% or greater ownership interest, a majority of the voting stock of which shall at the time be owned directly or indirectly by one or more Unrestricted Subsidiaries. At the Issuance Date, the Company will not have designated any Subsidiaries as Unrestricted Subsidiaries.

    "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable Obligations of, or non-callable Obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

    "VOTING STOCK", with respect to any Person, means securities of any class of Capital Stock of such Person entitling the Holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

    "WHOLLY OWNED SUBSIDIARY" means a Subsidiary, all of the capital stock (whether or not voting, but exclusive of directors' qualifying shares or shares in foreign Subsidiaries required by local laws to be held by foreign nationals) of which is owned by the Company or a Wholly Owned Subsidiary.

    "1993 SUBORDINATED NOTES" means the Company's $57,500,000 61/2% Convertible Subordinated Debentures due 2003.

    "1993 INDENTURE" means the indenture governing the 1993 Subordinated Notes.

    SECTION 1.02.  OTHER DEFINITIONS.

                                                               DEFINED IN
                     TERM                                       SECTION
                     ----                                       -------
        "Agent Members" ...............................           2.01
        "Base Guaranty Liability" .....................           10.01
        "Cedel" .......................................           2.01
        "Certificated Security" .......................           2.01
        "Change of Control Notice" ....................           4.08
        "Change of Control Price" .....................           4.08
        "Change of Control Repurchase Date" ...........           4.08
        "Change of Control Repurchase Right" ..........           4.08
        "Company" .....................................           Preamble
        "Discharged" ..................................           8.01
        "DTC" .........................................           2.01


                                          11

        "Euroclear" ...................................           2.01
        "Event of Default" ............................           6.01
        "Global Legend" ...............................           2.01
        "Global Securities" ...........................           2.01
        "Guarantee" ...................................           10.01
        "Guarantees" ..................................           10.01
        "Guarantors" ..................................           Preamble
        "Institutional Accredited Investor" ...........           2.01
        "Legal Holiday" ...............................           11.07
        "Minimum Net Worth" ...........................           4.09
        "Net Proceeds Offer" ..........................           4.15
        "Net Proceeds Offer Notice" ...................           4.15
        "Net Proceeds Repurchase Date" ................           4.15
        "Net Worth" ...................................           4.09
        "Net Worth Offer" .............................           4.09
        "Net Worth Offer Amount" ......................           4.09
        "Net Worth Notice" ............................           4.09
        "Net Worth Price" .............................           4.09
        "Net Worth Repurchase Date" ...................           4.09
        "Net Worth Repurchase Right" ..................           4.09
        "Notice of Default" ...........................           6.01
        "Offshore Securities Exchange Date" ...........           2.01
        "Option of Holder to Elect Purchase" ..........           4.08
        "Paying Agent" ................................           2.03
        "Purchase Amount" .............................           4.15
        "Qualified Institutional Buyer" ...............           2.01
        "Registrar" ...................................           2.03
        "Regulation S Global Securities ...............           2.01
        "Regulation S Permanent Global Security" ......           2.01
         "Regulation S Temporary Global Security" .....           2.01
        "Repurchase Date" .............................           4.08
        "Repurchase Price" ............................           4.08
        "Restricted Global Security" ..................           2.01
        "Restricted Payments" .........................           4.11
        "Securities" ..................................           Preamble
        "Securities Act" ..............................           2.01
        "Securities Act Legend" .......................           2.01
        "Successor" ...................................           5.01
        "Trigger Date" ................................           4.09
        "Trustee" .....................................           Preamble

    SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

    The following TIA terms used in this Indenture have the following meanings:

    "indenture securities" means the Securities.

    "indenture security holder" means a Securityholder.

    "indenture to be qualified" means this Indenture.

    "indenture trustee" or "institutional trustee" means the Trustee.

    "obligor" on the Indenture Securities means the Company.

    All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them by such definitions.

    SECTION 1.04.  RULES OF CONSTRUCTION.

    Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural and in the plural include the singular;

     (5)  "including" means including, without limitation;

     (6)  provisions apply to successive events and transactions; and

     (7) "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.

                                     ARTICLE 2
                                   THE SECURITIES

     SECTION 2.01.  FORM AND DATING.

     (a)  Form Generally.

          (i) Securities offered and sold in reliance on Rule 144A promulgated under the Securities Act shall be issued initially in the form of one or more permanent global Securities (each a "Restricted Global Security"), registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          (ii) Securities offered and sold in offshore transactions in reliance on Regulation S promulgated under the Securities Act shall be issued initially in the form of one or more temporary global Securities, registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A (the "Regulation S Temporary Global Securities") deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided herein. Thereafter, following receipt by the trust administrator responsible for administering this Indenture of an Officer's Certificate of the Company to such effect, at any time on or after June 15, 1998 (the "Offshore Securities Exchange Date"), the Trustee shall exchange the outstanding principal amount of Securities represented by the Regulation S Temporary Global Securities for one or more permanent global Securities registered in the name of the Depositary or its nominee, substantially in the form hereinabove recited without the Securities Act Legend (as defined below) (the "Regulation S Permanent Global Securities"; and together with the Regulation S Temporary Global Security, the "Regulation S Global Securities") duly executed by the Company and authenticated by the Trustee as provided herein. In connection with such exchange, the Trustee shall hold the Regulation S Permanent Global Securities as custodian for the Depositary or its nominee, reflect on its books and records the date of such exchange and cancel the Regulation S Temporary Global Securities. Restricted Global Securities and Regulation S Global Securities are sometimes referred to herein as the "Global Securities". The aggregate principal amount of Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          (iii) Following the original issuance of Securities, Securities offered and sold to an institutional "accredited investor" (within the meaning of Rule 501 (a) (1), (2), (3) or (7) of Regulation D promulgated under the Securities Act and which is not a Qualified Institutional Buyer (as defined below), an "Institutional Accredited Investor"), shall be issued in the form of one or more physical certificated Securities (each a "Certificated Security") registered in the name of the purchaser thereof. Certificated Securities may only be issued in the circumstances described in subparagraph (c)(ii) and paragraph (d) below.

     (b)  Restrictive Legends.

          (i) Each Restricted Global Security, each Regulation S Global Security and each Certificated Security shall bear the following legend (the "Securities Act Legend") on the face thereof until the provisions of (d)(ii) or paragraph (d)(iii) relating to the removal of such legend are complied with:

THE SECURITY (OR ITS PREDECESSORS) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR
(d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT IN THE CASE OF A TRANSFER PURSUANT TO THIS CLAUSE (d), SUCH TRANSFER IS EFFECTED BY THE DELIVERY TO THE TRANSFEREE OF DEFINITIVE SECURITIES REGISTERED IN ITS NAME (OR ITS NOMINEE'S NAME) IN THE BOOKS MAINTAINED BY THE REGISTRAR, AND IS SUBJECT TO THE RECEIPT BY THE REGISTRAR (AND THE COMPANY, IF IT SO REQUESTS) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

          (ii) Each Global Security shall bear the following legends (the "Global Legend") on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED

BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

     The Securities may have such other notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

     (c)  Book Entry Provisions for Global Securities.

          (i) Each Restricted Global Security initially shall (i) be registered in the name of a nominee of the Depositary and (ii) bear legends as set forth in paragraph (b) above. Each Regulation S Temporary Global Security initially shall (i) be registered in the name of a nominee for the Depositary for the accounts of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel"), (ii) be delivered to the Trustee as custodian on behalf of the Depositary and (iii) bear legends as set forth in paragraph (b) above. Each Regulation S Permanent Global Security initially shall (i) be registered in the name of a nominee of the Depositary, (ii) be delivered to the Trustee as custodian on behalf of the Depositary and (iii) bear the legend as set forth in subparagraph (b)(ii) above. Prior to the Offshore Securities Exchange Date, interests in the Regulation S Temporary Global Security may only be held through Euroclear and Cedel. Following the Offshore Securities Exchange Date, interests in the Regulation S Permanent Global Security may be held by any member of, or participants in, the Depositary ("Agent Members").

          Agent Members shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of any of them as the absolute owner of such Global Security for all purposes whatsoever including, without limitation, the giving of notices and action upon instructions. Notwithstanding the foregoing, nothing herein shall prevent the

Company, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Security.

          (ii) Except as provided in paragraph (c) (iv), transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Certificated Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in any Restricted Global Security or Regulation S Global Security, respectively, if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Restricted Global Security or Regulation S Global Security, as the case may be, and a successor depository is not appointed by the Company within 90 days of such notice, (ii) the Company, in its sole discretion, shall so request or (iii) an Event of Default has occurred and is continuing and the Registrar shall have received a request from the Depository to issue such Certificated Securities.

          (iii) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

          (iv) In connection with the transfer of an entire Restricted Global Security or Regulation S Global Security to beneficial owners pursuant to the second sentence of subparagraph (ii) of this paragraph, the Restricted Global Security or Regulation S Global Security, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest, as notified by the Depositary, in such Restricted Global Security or Regulation S Global Security, as the case may be, an equal aggregate principal amount of Certificated Securities of authorized denominations.

          (v) Any Certificated Security delivered in exchange for an interest in a Restricted Global Security pursuant to subparagraph (ii) or (iv) of this paragraph (c) shall, except as otherwise provided by paragraph (d)(iii), bear the Securities Act Legend.

     (d) Special Transfer Provisions. Unless and until the Securities Act Legend is removed from a Certificated Security or Global Security pursuant to subparagraph (iii) below (including as a result of an exchange completed on the Offshore Securities Exchange Date pursuant to paragraph (a)(ii) above), the following additional provisions shall apply to the proposed transfer, exchange or replacement of Certificated Securities:

          (i) The following provisions shall apply with respect to the registration of any proposed transfer of a Security (or interest in a Global Security) to any

Institutional Accredited Investor which is not a Qualified Institutional Buyer (within the meaning of Rule 144A under the Securities Act, a "Qualified Institutional Buyer") or to a Non-U.S. Person (as defined in Regulation S):

                 (A) The Registrar shall register the transfer of any Certificated Security containing the Securities Act Legend or any interest in a Restricted Global Security if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) the proposed transferee (excluding Non-U.S. Persons) has delivered to the Registrar a certificate substantially in the form of Exhibit C-1 hereto or if the transferee is a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C-2 hereto.

                 (B) If the proposed transferor is an Agent Member holding a beneficial interest in a Restricted Global Security and the proposed transferee is an Institutional Accredited Investor which is not a Qualified Institutional Buyer, upon receipt by the Depositary and Registrar of (x) the documents required by subparagraph (d)(i)(A) above (if such transfer is pursuant to clause (y) of subparagraph
     (d)(i)(A) above) and (y) instructions given in accordance with the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of such Restricted Global Security in an amount equal to the principal amount of the beneficial interest in such Restricted Global Security to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Securities of like tenor and amount.

          (ii) The following provisions shall apply with respect to the registration of any proposed transfer of a Security (or interest in a Global Security) to a Qualified Institutional Buyer:

                 (A) The Registrar shall register the transfer of any Certificated Security containing the Securities Act Legend if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or
     (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a Qualified Institutional Buyer within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                 (B) If the Security to be transferred is a Certificated Security containing the Securities Act Legend and the proposed transferee is an Agent Member holding such interest on behalf of a Qualified Institutional Buyer, upon receipt by the Registrar of (x) the documents referred to in subparagraph (d)(i)(A) above (if such transfer is pursuant to clause (y) of subparagraph (d)(i)(A) above) and (y) instructions given in accordance with the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the Restricted Global Security in an amount equal to the principal amount of the Certificated Security to be transferred and the Trustee shall cancel the Certificated Security so transferred.

          (iii) Upon the registration of transfer, exchange or replacement of Securities bearing the Securities Act Legend, the Registrar shall deliver only Securities that bear the Securities Act Legend unless the requested transfer, exchange or replacement (i) is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer, exchange or replacement, (ii) is made under the circumstances contemplated by the second subparagraph of paragraph (a) or (c) there is delivered to the Registrar an opinion of counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Upon the registration of transfer, exchange or replacement of Securities not bearing the Securities Act Legend, the Registrar shall deliver Securities that do not bear the Securities Act Legend.

          (iv) By its acceptance of any Security bearing the Securities Act Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth herein and in the Securities Act Legend and agrees that it will transfer such Security only as provided herein. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth herein. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this paragraph (d) in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     SECTION 2.02.  EXECUTION AND AUTHENTICATION.

     Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

     If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

     A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication; and the Trustee shall (subject to the last sentence of this paragraph), upon a written order or orders of the Company signed by an Officer of the Company, authenticate and make available, for delivery such Securities. The order shall specify the amount of Securities to be authenticated and the date on which such Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $175,000,000 except to the extent of replaced Securities issued pursuant to Section 2.07.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or a Related Person.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     SECTION 2.03.  REGISTRAR AND PAYING AGENT.

     The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"); provided that payment of interest may, at the option of the Company, be made by check mailed to a Holder at his registered address. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars and one or more additional paying agents without notice and may act in any such capacity on its own behalf. The term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation therefor pursuant to
Section 7.07.

     The Company initially appoints the Trustee as Paying Agent and Registrar.

     SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

     Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by such Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay to the Trustee all money held by it upon demand. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, such Paying Agent shall have no further liability for the money. If the Company, a Subsidiary or a Related Person, or either of them acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

     SECTION 2.05.  SECURITYHOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may require, of the names, addresses and tax identification numbers of Securityholders.

     SECTION 2.06.  TRANSFER AND EXCHANGE.

     Where Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if the requirements of
Section 8-401(a) of the New York Uniform Commercial Code as then in effect are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's written (if the Registrar is not the Trustee) request. The Company or the Trustee, as the case may be, shall not be required (a) to issue, authenticate, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice, of redemption of the Securities selected for redemption under Section 3.02 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

     No Holder shall Incur a service charge for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.10, 3.06 or 9.05 not involving any transfer.

     SECTION 2.07.  REPLACEMENT SECURITIES.

     If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the New York Uniform Commercial Code are met and, in the case of a mutilated Security, such mutilated Security is surrendered to the Trustee. If required by the Trustee or the Company, an indemnity bond must be sufficient, in the judgment of both, to protect the Company, the Trustee, or any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge for their expenses in replacing a Security.

     In case any such mutilated, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

     Every replacement Security is an additional Obligation of the Company.

     SECTION 2.08.  OUTSTANDING SECURITIES.

     Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or one of its Subsidiaries or Related Persons holds the Security.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a BONA FIDE purchaser.

     If the Paying Agent (other than the Company) holds on a redemption date, repurchase date or maturity date money sufficient to pay Securities payable on that date, then on and after that date, such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

     SECTION 2.09.  SECURITIES HELD BY THE COMPANY OR A RELATED PERSON.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or a Subsidiary or a Related Person shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.

     SECTION 2.10.  TEMPORARY SECURITIES.

     Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

     SECTION 2.11.  CANCELLATION.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and may destroy canceled Securities and deliver a certificate of any such destruction to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

     SECTION 2.12.  DEFAULTED INTEREST.

     If and to the extent the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest at the rate then borne by the Securities on the defaulted interest. It shall pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company or Trustee (at the direction of the Company) shall fix such record date and payment date. At least 15 days before the record date, the Company or Trustee (at the direction of the Company PROVIDED THAT the Trustee shall have received the same at least ten but not more than 30 days prior thereto or such shorter period prior thereto as is acceptable to the Trustee) shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid.

     SECTION 2.13.  PERSONS DEEMED OWNERS.

     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may conclusively presume and shall treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 2.08 and Section 2.12) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of or actions taken in respect of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests (including but not limited to CUSIP numbers, if any).

     SECTION 2.14.  COMPUTATION OF INTEREST.

     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                                     ARTICLE 3
                                     REDEMPTION

     SECTION 3.01.  NOTICES TO TRUSTEE.

     If the Company wants to redeem all or a portion of the Securities pursuant to paragraph 6 of the Securities, it shall provide written notice to the Trustee at least 60 but not more than 90 days prior to the redemption date (unless a shorter notice period shall be satisfactory to the Trustee) of the redemption date and the principal amount of Securities to be redeemed.

     SECTION 3.02.  SELECTION OF SECURITIES TO BE REDEEMED.

     If less than all the Securities are to be redeemed, the Trustee shall select the particular Securities (or portions thereof) to be redeemed on either a PRO RATA basis or by lot or such other method as the Trustee shall determine, in its sole discretion, to be fair and appropriate, such determination to be final and conclusive for all purposes hereunder, but in any event, in such manner as complies with applicable legal and stock exchange requirements. The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     SECTION 3.03.  NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed.

     The notice shall identify the Securities and the principal amount thereof to be redeemed (including the applicable CUSIP number, if any) and shall state:

     (1)  the redemption date;

     (2) the redemption price (including the amount of accrued interest to be paid on the Securities called for redemption);

     (3)  the name and address of the Paying Agent;

     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

     (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date.

     At the Company's written direction, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event the Company will provide the Trustee with the information required by clauses
(1) through (5).

     SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

     Once a notice of redemption is mailed, Securities or portions thereof called for redemption become due and payable on the redemption date at the redemption price and, on and after such date (unless the Company shall default in the payment of the redemption price), such Securities shall cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest and Additional Interest, if any, to the redemption date.

     SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

     On or before 12:00 Noon San Francisco time on the redemption date, the Company shall deposit with the Paying Agent money in funds immediately available on the redemption date sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

     SECTION 3.06.  SECURITIES REDEEMED IN PART.

     Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                     ARTICLE 4
                                     COVENANTS

     SECTION 4.01.  PAYMENT OF SECURITIES.

     The Company shall pay the principal of and interest on the Securities on the dates and in the manner expressly provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay all principal and interest then due.

     The Company shall pay interest on overdue principal at the rate borne by the Securities. The Company shall pay interest on overdue installments of interest at the same rate to the extent not prohibited by applicable statute or case law.

     SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

     The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, an agency of the Company in accordance with Section 2.03.

     SECTION 4.03.  REPORTS TO HOLDERS.

     The Company shall deliver to the Trustee and the Trustee will mail to each Holder within 15 days after the Company files with the SEC copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) with respect to the Company and the Guarantors, if any, which the Company and the Guarantors may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

     Notwithstanding that neither the Company nor any of the Guarantors may be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will continue to file with the SEC and provide the Trustee and Holders with such annual and quarterly reports and such information, documents and other reports with respect to the Company and the Guarantors as are required under Sections 13 and 15(d) of the Exchange Act. If filing of documents by the Company with the SEC as aforementioned in this paragraph is not permitted under the Exchange Act, the Company shall promptly upon written notice supply copies of such documents to any prospective holder of Securities.

     SECTION 4.04.  COMPLIANCE CERTIFICATE.

     The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer's Certificate stating whether or not the signatories know of any Default by the Company in performing any of its obligations under this Indenture and the Securities. If the Company has knowledge of any such Default, the certificate shall describe the Default and its status.

     SECTION 4.05.  STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.06.  CORPORATE EXISTENCE.

     Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises to the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Restricted Subsidiary if, in the judgment of the Board of Directors of the Company, (i) such preservation or existence is not material to the conduct of business of the Company and its Restricted Subsidiaries taken as a whole, and (ii) the loss of such right, license or franchise or the dissolution of such Restricted Subsidiary does not have a material adverse impact on the Holders.

     SECTION 4.07.  NOTICE OF DEFAULT.

     In the event that any Default under Section 6.01 hereof shall occur the Company will give prompt written notice of such Default to the Trustee.

     SECTION 4.08.  CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or a portion of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the provisions of this Section 4.08.

     (b) Within 30 days following actual knowledge of any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

          (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount outstanding at the repurchase date plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date) (the "Repurchase Price");

          (ii) the circumstances and relevant facts and relevant financial information (as determined by the Board of Directors of the Company in good faith and in compliance with applicable law) regarding such Change of Control;

          (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Repurchase Date");

          (iv) that any Security not tendered or accepted for payment will continue to accrue interest;

          (v) that any Security accepted for payment shall cease to accrue interest after the Repurchase Date;

          (vi) that Holders electing to have a Security purchased will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the Notice at least five days before the Repurchase Date;

          (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

          (viii) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

          (ix) such other information as is required under Section 14 of the Exchange Act.

     (c) On the Repurchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officer's Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted, payment in an amount equal to the Repurchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount of any unpurchased portion of the Security surrendered. The Company will publicly announce the results on or as soon as practical after the Repurchase Date. For purposes of this Section 4.08(c), the Trustee shall act as the Paying Agent.

     (d) If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule l4e-1 and any other tender offer rules under the Exchange Act which then may be applicable. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its Obligations under the covenant described hereunder by virtue thereof.

     SECTION 4.09.  MAINTENANCE OF CONSOLIDATED NET WORTH.

     (a) In the event that the Company's Consolidated Net Worth at the end of each of any two consecutive fiscal quarters (the last day of such second fiscal quarter being referred to as the "Trigger Date") is less than $75,000,000 (the "Minimum Net Worth"), then the Company shall make an offer to all Holders (a "Net Worth Offer") to acquire on a PRO RATA basis on the date (the "Net Worth Repurchase Date") that is 45 days following the date of the Net Worth Notice (as defined below), Securities in an aggregate principal amount equal to 10% of the aggregate amount of the Securities issued under the Indenture (or if less than 10% of the aggregate principal amount of the Securities issued are then outstanding, all the Securities outstanding at the time) (the "Net Worth Offer Amount") at a purchase price of 100% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the Net Worth Repurchase Date (the "Net Worth Price"). The Company may credit against the Net Worth Offer Amount the principal amount of Securities acquired by the Company prior to the relevant Trigger Date through purchase, optional redemption or exchange. No credit shall be made for any mandatory repurchase, including without limitation, repurchases pursuant to a Net Worth Offer, a Change of Control or a Net Proceeds Offer (as defined in Section 4.15). The Company, however, may not credit a specific Security in more than one Net Worth Offer. In no event shall the Consolidated Net Worth for any fiscal quarter included in the calculation of Minimum Net Worth which results in the making of a Net Worth Offer be counted toward the determination of whether the Company is required to make a subsequent Net Worth Offer. The Company shall notify the Trustee promptly after the occurrence of any of the events specified in this Section 4.09 and shall notify the Trustee in writing if its Consolidated Net Worth is equal to or less than the Minimum Net Worth for any fiscal quarter.

     (b) Within 30 days after the Trigger Date, the Company, or, at the request of the Company, the Trustee, shall give notice of the Net Worth Offer to each Holder (the "Net Worth Notice"). The Company shall also deliver a copy of the Net Worth Notice to the Trustee. Any such notice shall contain the following:

          (1)  the Net Worth Repurchase Date;

          (2) the date by which the Net Worth Offer must be accepted by a Holder;

          (3)  the Net Worth Price and the Net Worth Offer Amount; and

          (4) a statement that Securities are to be surrendered for payment of the Net Worth Price.

     (c) To accept a Net Worth Offer a Holder shall deliver to the Company (if it is acting as its own trustee) or to a trustee designated by the Company for such purpose in the Net Worth Notice, on or before the 30th day after the date of the Net Worth Notice, or, if such day is a Legal Holiday, the next subsequent day which is not a Legal Holiday, (i) written notice of the Holder's acceptance of such offer, which notice shall set forth the name of the Holder, the principal amount of Securities (or portions thereof) to be repurchased, a statement that an acceptance of the Net Worth Offer is being made thereby and (ii) the Securities with respect to which the Net Worth Offer is being accepted, duly endorsed for transfer to the Company, and the Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own paying agent) or such Paying Agent (designated by the Company for such purpose) a nontransferable receipt of deposit evidencing such deposit. Such written notice may be withdrawn upon further written notice delivered to such trustee on or prior to the third day preceding the Net Worth Repurchase Date.

     If the Net Worth Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any Security to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such Security shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Security being repurchased will be paid on such next succeeding interest payment date to the registered Holder of such Security on the immediately preceding record date. A Security repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being repurchased will be paid on such interest payment date to the registered Holder of such Security on the immediately preceding record date.

     (d) In the event a Net Worth Offer is accepted in accordance with the terms hereof, the Company shall pay or cause to be paid the applicable Net Worth Price with respect to the Securities as to which the Net Worth Offer shall have been accepted (on a PRO RATA basis up to the Net Worth Offer Amount, plus accrued interest) to the Holder on the Net Worth Repurchase Date.

     (e) On the Net Worth Repurchase Date, the Company shall deliver to the Trustee the amount of Securities to be credited against the Net Worth Offer Amount and shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) an amount of money sufficient to pay the Net Worth Price payable in respect of all of the Securities which are to be repurchased on that date, but in no event shall the Company be obligated to deposit an amount in excess of the Net Worth Offer Amount, plus accrued interest.

     (f) Both the notice of the Company and the notice of the Holder having been given as specified in this Section 4.09, the Securities to be repurchased shall, on the Net Worth Repurchase Date, become due and payable at the Net Worth Price applicable thereto and from and after such date (unless the Company shall default in the payment of the Net Worth Price) such Securities shall cease to bear interest. If any Security shall not be paid upon surrender thereof for repurchase, the principal and interest (to the extent lawful) shall, until paid, bear interest from the Net Worth Repurchase Date at the rate borne by such Security.

     (g) Any Security which is to be submitted for repurchase only in part shall be delivered (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without any service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to and in exchange for the portion of the principal of such Security not submitted for repurchase.

     (h) If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule l4e-1 and any other tender offer rules under the Exchange Act which then may be applicable.

     SECTION 4.10.  LIMITATION ON ADDITIONAL INDEBTEDNESS.

     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness unless, after giving effect thereto, either (i) the ratio of Indebtedness of the Company and the Restricted Subsidiaries to Consolidated Tangible Net Worth of the Company is less than 2.0 to 1; or (ii) the Consolidated Coverage Ratio exceeds 2.0 to 1.

     (b) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may Incur:

          (i) Indebtedness under one or more Bank Credit Facilities in an amount not in excess of $125,000,000;

          (ii)   Indebtedness Incurred as of the Issuance Date;

          (iii) Indebtedness represented by Securities issued on the Issuance Date and the related Guarantees;

          (iv) Obligations Incurred under letters of credit, escrow agreements and surety bonds in the ordinary course of business;

          (v) Indebtedness Incurred solely for the purpose of Refinancing or repaying any existing Indebtedness so long as: (A) the principal amount of such new Indebtedness does not exceed the principal amount of the existing Indebtedness Refinanced or repaid (plus the premiums or other payments required to be paid in connection with such Refinancing or repayment and the expenses incurred in connection therewith); (B) the maturity of such new Indebtedness is not earlier than that of the existing Indebtedness to be Refinanced or repaid; (C) such new Indebtedness, determined as of the date of Incurrence, has an Average Life at least equal to the remaining Average Life of the Indebtedness to be Refinanced or repaid; (D) the new Indebtedness is subordinate to the Securities to the same extent as the Indebtedness being Refinanced and contains restrictions on payment upon the occurrence of a default on Senior Debt at least as restrictive in all material respects as the restrictions on payment contained in the Indebtedness being Refinanced; and (E) the existing and new Indebtedness are Obligations of the same entity; and

          (vi) Other Indebtedness Incurred (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $25,000,000.

     SECTION 4.11.  LIMITATION ON RESTRICTED PAYMENTS.

     (a) The Company will not, nor will it permit any Restricted Subsidiary to, directly or indirectly,

          (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem, or otherwise acquire or retire for value any Capital Stock of the Company other than through the issuance solely of the Company's own Capital Stock (other than Disqualified Stock) or rights thereto;

          (ii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value prior to scheduled principal payments or at maturity, Indebtedness of the Company or any Restricted Subsidiary which is expressly subordinated in right of payment to the Securities unless the Company or the Restricted Subsidiary, as the case may be, uses the proceeds of a substantially contemporaneous Incurrence of new Indebtedness permitted by clause (v) of the Limitation on Additional Indebtedness to make such principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value such prior Indebtedness; or

          (iii) make any Restricted Investment (such payments or any other actions described in (i), (ii) and (iii) being referred to herein collectively as, "Restricted Payments") unless:

                 (A) at the time of, and after giving effect to, the proposed Restricted Payment, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing;

                 (B) the Company is able to Incur an additional $1.00 in Indebtedness pursuant to the Section 4.10(a); and

                 (C) at the time of, and after giving effect thereto, the sum of the aggregate amount expended (or with respect to guarantees or similar arrangements the amount then guaranteed) for all such Restricted Payments (the amount expended for such purposes, if other than in cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors filed with the Trustee) subsequent to December 31, 1997 shall not exceed the sum of (1) 50% of the aggregate Consolidated Net Income (or, in case such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis subsequent to December 31, 1997; (2) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors filed with the Trustee) received by the Company from the issuance or sale, after the Issuance Date, of Capital Stock (other than Disqualified Stock) of the Company, including Capital Stock (other than Disqualified Stock) of the Company issued subsequent to the Issuance Date or upon the conversion of Indebtedness of the Company issued subsequent to the Issuance Date and initially issued for cash,
          (3) an amount equal to the sum of (aa) 100% of dividends or distributions (the fair value of which, if other than cash, to be determined by the Board of Directors of the Company in good faith) paid to the Company (or any Restricted Subsidiary) by an Unrestricted Subsidiary, Homebuilding Joint Venture or any other Person in which the Company (or any Restricted Subsidiary), directly or indirectly, has an ownership interest but less than an 80% ownership interest; and
          (bb) the portion (proportionate to the Company's equity interest in the Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of an Unrestricted Subsidiary, the amount of Restricted Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and (cc) $10,000,000.

     (b) The foregoing shall not prevent (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration the making of such payment would have complied with the provisions of this limitation on dividends; PROVIDED, HOWEVER, that such dividend shall be included in future calculations of Restricted Payments, (ii) the retirement of any shares of the Company's Capital Stock by exchange for, or out of proceeds of the substantially concurrent sale of, other shares of its Capital Stock (other than Disqualified Stock); PROVIDED, HOWEVER, that the aggregate net proceeds from such sale shall be excluded from the calculation of the amounts under subclause
(C)(2) above, (iii) the redemption, repayment, repurchase, defeasance or other retirement of Indebtedness with proceeds received from the substantially concurrent sale of shares of the Company's Capital Stock (other than Disqualified Stock); PROVIDED, HOWEVER, that the aggregate net proceeds from such sale shall be excluded from the calculation of the amounts under subclause
(C)(2) above.

     SECTION 4.12. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

     The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (i) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (ii) to make any loans or advances to the Company or (iii) to transfer any of its property or assets to the Company, except: (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issuance Date; (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this Section 4.12. (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (C)) or contained in any amendment to an agreement referred to in clause (A) or (B) of this covenant or this clause (C); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such Refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (D) any such encumbrance or restriction consisting of customary contractual non-assignment provisions to the extent such provisions restrict the transfer of rights, duties or Obligations under such contract; (E) in the case of clause (iii) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (F) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and
(G) any restriction imposed by applicable law.

     SECTION 4.13.  LIMITATION ON LIENS.

     The Company will not, and will not permit any Restricted Subsidiary to, issue, assume, guarantee or suffer to exist any Indebtedness secured by any mortgage, pledge, lien or other encumbrance of any nature (herein collectively referred to as a "lien" or "liens") upon any property of the Company or any Restricted Subsidiary, or on any shares of stock of any Restricted Subsidiary, without in any such case effectively providing that the Securities (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary ranking PARI PASSU with the Securities) shall be secured equally and ratably with such Indebtedness, except that the foregoing restrictions shall not apply to:

     (i)    liens existing on the Issuance Date;

     (ii) pledges, guarantees and deposits under workers' compensation laws, unemployment insurance laws or similar legislation, good faith deposits under bids, tenders or contracts, deposits to secure public or statutory obligations or appeal or similar bonds, and liens created by special assessment districts used to finance infrastructure improvements;

     (iii) liens existing on property or assets of any entity on the date on which it becomes a Restricted Subsidiary, which secured Indebtedness is not incurred in contemplation of such entity becoming a Restricted Subsidiary, PROVIDED that such liens are not extended to other property or assets of such Restricted Subsidiary, any other Restricted Subsidiary or the Company;

     (iv)   liens on or leases of model home units;

     (v)    the replacement of any of the items set forth in clauses (i) through
(iv) above, PROVIDED that (A) the principal amount of the Indebtedness secured by liens shall not be increased, (B) such Indebtedness, determined as of the date of Incurrence, has an Average Life at least equal to the remaining Average Life of the Indebtedness to be Refinanced, (C) the maturity of such Indebtedness is not earlier than that of the Indebtedness to be Refinanced, and (D) the liens shall be limited to the property or part thereof which secured the lien so replaced or property substituted therefor as a result of the destruction, condemnation or damage of such property;

     (vi) liens or priorities Incurred in the ordinary course of business, such as, without limitation, laborers', employees', carriers', mechanics', vendors' and landlords' liens or priorities;

     (vii)  liens for certain taxes and certain survey and title exceptions;

     (viii) liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceeding for review and with respect to which it has secured a stay of execution pending such appeal or proceeding for review;

     (ix) liens on property owned by any Homebuilding Joint Venture PROVIDED that the Indebtedness secured by such liens is Non-Recourse Indebtedness; and

     (x) liens which would otherwise be subject to the foregoing restrictions which, when the Indebtedness relating to those liens is added to all other then outstanding Indebtedness of the Company and the Restricted Subsidiaries secured by liens and not listed in clauses (i) through (ix) above, does not exceed 20% of Consolidated Tangible Net Worth.

     SECTION 4.14.  LIMITATION ON TRANSACTIONS WITH RELATED PERSONS.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions with Related Persons of the Company unless: (i) such transactions are between or among the Company and its Restricted Subsidiaries, (ii) such transactions are in the ordinary course of business and consistent with past practice or (iii) the terms of such transactions are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between Persons who are not Related Persons. In the event of any transaction or series of transactions occurring subsequent to the Issuance Date with a Related Person which involves in excess of $1,000,000 and is not permitted under clause (i) of the preceding sentence, all of the disinterested members of the Board of Directors shall by resolution determine that such transaction or series of transactions meets the criteria set forth in clause
(iii) of the preceding sentence. In the event of any transaction or series of transactions occurring subsequent to the Issuance Date with a Related Person which involves in excess of $10,000,000 and is not permitted under clause (i) above, the Company will be required to deliver to the Trustee an opinion of an Independent Financial Advisor to the effect that the transaction is fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view. Notwithstanding the foregoing, such provisions do not prohibit and will not apply to (1) any Restricted Payment which is permitted by
Section 4.11 or (2) the payment of compensation to directors of the Company who are not employees of the Company and wages and other compensation to officers of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice.

     SECTION 4.15.  LIMITATION ON ASSET DISPOSITIONS.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Disposition, unless:

          (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company or the Restricted Subsidiary, as the case may be) of the assets disposed of, and

          (ii) the consideration for such Asset Disposition consists of at least 75% cash; PROVIDED, that (x) the amount of liabilities assumed by the transferee, (y) any notes or other Obligations received by the Company or such Restricted Subsidiary and immediately converted into cash or (z) with respect to the sale or other disposition of all of the Capital Stock of any Restricted Subsidiary, the amount of liabilities that remain the obligation of such Restricted Subsidiary subsequent to such sale or other disposition, shall be deemed to be "cash."

     (b) Within 12 months from the date that any Asset Disposition is consummated, the Net Proceeds thereof will be reinvested in Additional Assets or applied to the redemption or repurchase of Indebtedness of the Company which ranks senior or PARI PASSU with the Securities or Indebtedness of a Restricted Subsidiary which is not subordinated to other Indebtedness of such Restricted Subsidiary (which, in each case, shall be a permanent reduction of such Indebtedness). To the extent that the Net Proceeds of an Asset Disposition are not so applied, the Company or such Restricted Subsidiary, as the case may be, will, within 30 days from the expiration of such 12-month period, use the remaining Net Proceeds (less any amounts used to pay reasonable fees and expenses connected with a Net Proceeds Offer (as defined below)) to make an offer (a "Net Proceeds Offer") to repurchase the Securities at a price equal to 100% of the principal amount thereof, plus, subject to section (c) below, accrued interest, and Additional Interest, if any, to the date of such repurchase, which date shall be on or before the 30th day after the date of the Net Proceeds Offer (the "Net Proceeds Repurchase Date"), in accordance with the provisions of clause (c) below.

     Notwithstanding the foregoing, the Net Proceeds of an Asset Disposition are not required to be applied in accordance with the preceding paragraph, unless and until the aggregate Net Proceeds for all such Asset Dispositions in a 12-month period (measured on a rolling basis) exceeds $5,000,000. In addition, for purposes of this clause (b), Net Proceeds made available for use by the Company in connection with a Net Proceeds Offer which exceed the amount of Net Proceeds necessary to repurchase the Securities shall not be considered to be Net Proceeds after consummation of such Net Proceeds Offer.

     (c) If the Company or one of its Restricted Subsidiaries is required to make a Net Proceeds Offer pursuant to clause (b) above, the Company or such Restricted Subsidiary, or, at the request of the Company, the Trustee, shall give notice of the Net Proceeds Offer to each Holder (the "Net Proceeds Offer Notice"). The Company shall also deliver a copy of the Net Proceeds Offer Notice to the Trustee. Any such notice shall contain all instructions and materials necessary to enable such Holders to deliver Securities pursuant to the Net Proceeds Offer including, without limitation, the following:

          (1)  the Net Proceeds Repurchase Date;

          (2)  the date by which the Net Proceeds Offer must be accepted;

          (3) the applicable amount of Net Proceeds being applied to the repurchase of Securities in the Net Proceeds Offer (the "Purchase Amount"); and

          (4)  that Securities are to be surrendered for payment.

     To accept a Net Proceeds Offer a Holder shall deliver to the Company (if it is acting as its own trustee) or to a trustee designated by the Company for such purpose in the notice referred to above on or before the Net Proceeds Repurchase Date, or, if such day is a Legal Holiday, the next subsequent day which is not a Legal Holiday, (i) written notice of the Holder's acceptance of the Net Proceeds Offer, which notice shall set forth the name of the Holder, the principal amount of Securities (or portions thereof) to be repurchased and a statement that an election to accept the Net Proceeds Offer is being made thereby, and (ii) the Securities with respect to which the Net Proceeds Offer is being accepted, duly endorsed for transfer to the Company. The Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own trustee) or such other trustee designated by the Company for such purpose a nontransferable receipt of deposit evidencing such deposit. Such written notice may be withdrawn upon further written notice to such trustee on or prior to the third day preceding the Net Proceeds Repurchase Date.

     If the Net Proceeds Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any Security to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such Security shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Security being repurchased will be paid on such next succeeding interest payment date to the registered Holder of such Security on the immediately preceding record date. A Security repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being repurchased will be paid on such interest payment date to the registered Holder of such Security on the immediately preceding record date.

     In the event a Net Proceeds Offer shall be accepted in accordance with the terms hereof, the Company shall pay or cause to be paid the PRO RATA portion of the Purchase Amount with respect to the Securities as to which the Net Proceeds Offer shall have been accepted to the Holder of such Securities on the Net Proceeds Repurchase Date.

     On or prior to a Net Proceeds Repurchase Date, the Company shall deposit with the Trustee or with a trustee designated by the Company for such purpose (or, if the Company is acting as its own trustee, segregate and hold in trust in accordance with Section 2.04) an amount of money equal to the Purchase Amount.

     Both the notice of the Company and the notice of the Holder having been given as specified above, the Securities to be repurchased shall, on the Net Proceeds Repurchase Date, become due and payable and from and after such date (unless the Company shall default in the payment of the Purchase Amount) such Securities shall cease to bear interest. If any Security shall not be paid upon surrender thereof for repurchase, the principal and interest shall, until paid, bear interest from the Net Proceeds Repurchase Date at the rate borne by such Security.

     Any Security which is to be submitted for repurchase only in part shall be delivered pursuant to this provision (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without any service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to and in exchange for the portion of the principal of such Security not submitted for repurchase.

     (d) If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 and any other tender offer rules under the Exchange Act which then may be applicable.

     (e) Any amount of Net Proceeds remaining after a Net Proceeds Offer shall be returned by the Trustee to the Company and may be used by the Company for any purpose not inconsistent with this Indenture.

     SECTION 4.16.  LIMITATION ON BUSINESS ACTIVITIES.

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

     SECTION 4.17. LIMITATION ON DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

     The Company will not permit any Restricted Subsidiary to be designated as an Unrestricted Subsidiary unless the Company and its Restricted Subsidiaries would thereafter be permitted to (i) Incur at least $1.00 of Indebtedness pursuant to the Section 4.10(a) and (ii) make a Restricted Payment of at least $1.00 pursuant to Section 4.11(a).

     The Company will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless such Subsidiary has outstanding no Indebtedness except such Indebtedness as the Company could permit it to become liable for immediately after becoming a Restricted Subsidiary under the provisions of
Section 4.10.

     SECTION 4.18.  ADDITIONAL GUARANTORS.

     The Company shall cause any Subsidiary which is designated as a Restricted Subsidiary (other than, in the Company's discretion, any Restricted Subsidiary with a Consolidated Tangible Net Worth of not more than $5,000,000) and, at the Company's discretion, any Unrestricted Subsidiary may be a Guarantor to, simultaneously with its designation as a Restricted Subsidiary, execute and deliver (i) a supplemental indenture to this Indenture, providing for the guarantee of payment of the Securities by such Subsidiary pursuant to the terms of Article Ten hereof and Exhibit B hereto and (ii) a Guarantee in the form of Exhibit B hereto.

                                     ARTICLE 5
                                     SUCCESSORS

     SECTION 5.01. LIMITATION ON MERGERS AND SALES OF ASSETS BY THE COMPANY AND THE GUARANTORS

     (a) The Company will not consolidate with, merge into or transfer all or substantially all of its assets to another Person unless (i) such Person (if other than the Company) is a corporation organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes all the Obligations of the Company under the Indenture and the Securities;
(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) the Consolidated Net Worth of the obligor of the Securities immediately after giving effect to such transaction (exclusive of any adjustments to Consolidated Net Worth relating to transaction costs and accounting adjustments resulting from such transaction) is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) the surviving corporation would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.10(a).

     (b) No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another corporation, Person or entity, whether or not a Related Person of such Guarantor unless: (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the Obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities, the Indenture, the Registration Rights Agreement and the Guarantees; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of the Company's pro forma Consolidated Coverage Ratio, immediately after giving effect to such transaction, to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the covenant described below under Section 4.10.

     The Company shall deliver to the Trustee prior to the consummation of any proposed transaction an Officer's Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

     SECTION 5.02.  SUCCESSOR SUBSTITUTED.

     Upon any consolidation, merger, sale, assignment, transfer, lease or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume every duty and Obligation of, the Company under this Indenture with the same effect as if such Successor had been named as the Company herein. When the Successor assumes all Obligations of the Company hereunder, all Obligations of the predecessor shall terminate.

                                     ARTICLE 6
                               DEFAULTS AND REMEDIES

     SECTION 6.01.  EVENTS OF DEFAULT.

     An "Event of Default" occurs if:

     (1) the Company fails to pay the principal of any Security when the same becomes due and payable at maturity, upon acceleration or otherwise;

     (2) the Company fails to pay interest on any Security when the same becomes due and payable and such failure continues for a period of 30 days;

     (3) the Company or any Guarantor defaults in the observance or performance of any other covenant or agreement of the Company or Guarantor in the Securities, the Guarantees or this Indenture and the default continues for the period and after the notice specified below;

     (4) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

          (A)  commences a voluntary case,

          (B) consents to the entry of an order for relief against it in an involuntary case,

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

          (D)  makes a general assignment for the benefit of its creditors; or

     (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A)  is for relief against the Company in an involuntary case,

          (B) appoints a Custodian of the Company for all or substantially all of its property, or

          (C)  orders the liquidation of the Company,
     and the order or decree remains unstayed and in effect for 90 days.

     (6) an Event of Default shall have occurred under one or more mortgage, indenture (including this Indenture) or instrument under which is issued or which secures or evidences Indebtedness of the Company or any of its Restricted Subsidiaries (other than Non-Recourse Indebtedness) which default constitutes a failure to pay principal of such Indebtedness in an amount of $5,000,000 or more when due and payable (other than as a result of acceleration) or results in Indebtedness (other than Non-Recourse Indebtedness) in the aggregate of $5,000,000 or more becoming or being declared due and payable before it would otherwise become due and payable, whether such Indebtedness now exists or is created hereafter;

     (7) entry of a final judgment for the payment of money against the Company or any Restricted Subsidiary in an amount of $5,000,000 or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding;

     (8) any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Guarantee and this Indenture);

     A default under clause (3) or (7) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding notify the Company of the Default and the Company does not cure the Default within 45 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." If the Holders of 25% in principal amount of Securities then outstanding request the Trustee to give such notice on their behalf, the Trustee shall do so.

     The Trustee shall not be deemed to have notice of any Default hereunder unless it shall have actual knowledge of such Default or it shall have received written notice thereof making specific reference to such Default as a Default.

     SECTION 6.02.  ACCELERATION.

     If an Event of Default (other than an Event of Default specified in Section 6.01(4) or Section 6.01(5) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(4) or Section 6.01(5), with respect to the Company occurs, all unpaid principal and accrued interest on the Securities then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

     SECTION 6.03.  OTHER REMEDIES.

     Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

     SECTION 6.04.  WAIVER OF PAST DEFAULTS.

     Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences. When a Default is waived, it is cured and ceases; but no such waiver shall extend to any other default.

     SECTION 6.05.  CONTROL BY MAJORITY.

     The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities, PROVIDED that such directions shall not be in conflict with any law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders security or indemnity satisfactory to it against the costs, expenses and liabilities which might be Incurred by it in complying with any such direction.

     SECTION 6.06.  LIMITATION ON SUITS.

     Except as provided in Section 6.07, a Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

     (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (2) the Holders of at least 25% in principal amount of the Securities then outstanding make a written request to the Trustee to institute proceedings in respect of such Event of Default;

     (3) such Holder or Holders offer to the Trustee reasonable indemnity against any loss, liability or expense to be thereby incurred (including reasonable attorneys' fees);

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (5) during such 60-day period the Holders of a majority in principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

     SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and interest in respect of any such Security on the stated maturity expressed in such Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(l) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

     SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property. All rights of action and claims under this Indenture may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding related thereto. Any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of the Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of the Securities in any such proceeding.

     SECTION 6.10.  PRIORITIES.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     FIRST: to the Trustee for amounts due under Section 7.07;

     SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

     THIRD: to the Company.

     The Trustee may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section.

     SECTION 6.11.  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 25% in principal amount of the Securities.

     SECTION 6.12.  WAIVER OF STAY EXTENSION OR USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                     ARTICLE 7

                                      TRUSTEE

     SECTION 7.01.  DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are expressly set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the accuracy of the content thereof.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense (anticipated or actual which have or may arise), including reasonable attorneys' fees.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) The Trustee shall not be required to give any bond or surety with respect to the execution of its rights and powers or with respect to this Indenture.

     (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company hereunder; but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements as aforesaid.

     SECTION 7.02.  RIGHTS OF TRUSTEE.

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate and/or an Opinion of Counsel in form and substance reasonably acceptable to the Trustee. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) It shall not be the duty of the Trustee, except as expressly provided herein, to ensure that any duties or Obligations herein imposed upon the Company or any other Person are performed, and, except as expressly provided herein, the Trustee shall not be liable or responsible for the failure of any other Person to perform any act required of it or them by this Indenture.

     (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability whatsoever in the performance of any of its duties hereunder.

     SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or a Related Person thereof with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

     SECTION 7.04.  TRUSTEE'S DISCLAIMER.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

     SECTION 7.05.  NOTICE OF DEFAULTS.

     If a Default occurs and is continuing and if it is actually known to the Trustee or the Trustee has received written notice thereof, the Trustee shall mail to each Securityholder a notice of the Default within 90 days after the Trustee received said notice. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as it, in good faith, determines that withholding the notice is in the interests of Securityholders.

     SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

     If required by TIA Section 313(a), within 60 days after each May 1 beginning with May 1, 1999, the Trustee shall mail to each Securityholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b) and (c).

     A copy of each report at the time of its mailing to Securityholders shall be filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

     SECTION 7.07.  COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing between the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall promptly reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with administering this Indenture. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee and hold it harmless against any loss or liability (including the reasonable fees and expenses of counsel) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or willful misconduct.

     To secure the Company's payment Obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 7.08.  REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

     (1)  the Trustee fails to comply with Section 7.10;

     (2)  the Trustee is adjudged a bankrupt or an insolvent;

     (3) a receiver or other public officer takes charge of the Trustee or its property; or

     (4)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition a federal court or any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

     Notwithstanding the replacement of the Trustee pursuant to Section 7.08, the Company's obligation to compensate the retiring Trustee under Section 7.07 for services rendered prior to its retirement shall continue for the benefit of the retiring Trustee.

     SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

     SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), PROVIDED that there shall be excluded from the operation of TIA Section 310(b)(1) the 1993 Indenture, the 1993 Subordinated Notes and any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding and meeting the requirements for exclusion set forth in TIA Section 310(b)(1).

     SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                     ARTICLE 8
                              DISCHARGE AND DEFEASANCE

     SECTION 8.01. DISCHARGE AND DEFEASANCE UPON DEPOSIT OF MONEYS OR U.S. GOVERNMENT OBLIGATIONS.

     This Indenture and the Guarantees shall cease to be of further effect (except that the Company's Obligations under Sections 7.07 and 8.05 hereof shall survive) when all outstanding Securities theretofore authenticated and issued (other than Securities which have been destroyed, lost or stolen and which have been replaced as provided in Section 2.07 hereof) have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

     Notwithstanding the first paragraph of this Section 8.01, at the Company's option indicated by notice to the Trustee, either (a) the Company shall be deemed to have been Discharged (as defined below) from its Obligations with respect to the Securities on the 91st day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.06 through 4.17 and shall cease to be subject to the provisions of
Section 6.01(3) with respect to Sections 4.06 through 4.17 and Section 6.01(6) with respect to the Securities at any time after the conditions set forth below have been satisfied:

     (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and Additional Interest, if any, and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion with respect to (ii) and (iii) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest on the outstanding Securities on the dates such installments of interest or principal are due;

     (2) the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (3) such deposit will not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and

     (5) the Company shall have delivered to the Trustee an Officers Certificate stating that the conditions set forth in this Section 8.01 have been satisfied or complied with.

     "Discharged" shall mean that the Company and each Guarantor shall be deemed to have paid, satisfied and discharged the entire Indebtedness represented by, and Obligations under, the Securities and to have satisfied all the Obligations under this Indenture and the Guarantees relating to the Securities (and the Trustee, upon the request of the Company and at the expense of the Company, shall execute proper instruments acknowledging the same).

     SECTION 8.02.  TERMINATION OF THE OBLIGATIONS PURSUANT TO REDEMPTION.

     The Company and each Guarantor may terminate its Obligations under the Securities, this Indenture and the Guarantees (except that the Company's Obligations under Sections 7.07 and 8.05 hereof shall survive) and the Company and the Guarantors shall be deemed to have been Discharged from its Obligations with respect to the Securities and the Guarantees if:

     (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Securities have otherwise become due and payable hereunder;

     (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee reasonably satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities;

     (c) no Default of Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

     (d)  the Company shall have paid all other sums payable by it hereunder;
and

     (e) the Company shall have delivered to the Trustee an Officer's Certificate stating that the conditions set forth in this Section 8.02 have been complied with.

     SECTION 8.03.  SURVIVAL OF COMPANY'S OBLIGATIONS.

     Notwithstanding the satisfaction and discharge of this Indenture under
Section 8.01 or Section 8.02, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.05, 7.07, 7.08, 8.04, 8.05 and 8.06, however, shall survive until the Securities are no longer outstanding. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

     SECTION 8.04.  APPLICATION OF TRUST MONEY.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

     SECTION 8.05.  REPAYMENT TO COMPANY.

     The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless applicable abandoned property law designates another person.

     The Company shall indemnify Trustee to the fullest extent permissible by law for the Trustee's failure to comply with any abandoned property or escheat law by acting in accordance with this Section 8.05.

     SECTION 8.06.  REINSTATEMENT.

     If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's Obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee.

                                     ARTICLE 9
                       AMENDMENTS, MODIFICATIONS AND WAIVERS

     SECTION 9.01.  WITHOUT CONSENT OF HOLDERS.

     The Company and the Guarantors, with the consent of the Trustee, may amend, modify or supplement this Indenture, the Securities or the Guarantees without notice to or the consent of any Securityholder:

     (1) to add to the covenants, agreements and Obligations of the Company for the benefit of the Holders of all the Securities or to surrender any right or power conferred in the Indenture upon the Company;

     (2)  to cure any ambiguity, defect or inconsistency;

     (3) to evidence the succession of another corporation to the Company and the assumption by it of the Obligations of the Company under the Indenture and the Securities in order to comply with Section 5.01;

     (4) to establish the form or terms of the Securities as permitted by Sections 2.01 and 2.03(a) of the Indenture;

     (5) to provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Securities and to add to or change any provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee;

     (6)  to secure the Securities;

     (7) to make any change that does not adversely affect the rights of any Securityholder hereunder, including, without limitation, any amendments reasonably necessary to issue additional Securities hereunder;

     (8)  to comply with the qualification of this Indenture under the TIA; or

     (9) to reflect a Guarantor ceasing to be liable on the Guarantees in accordance with this Indenture or to reflect additional Guarantors.

     For the purposes of Section 9.01, the Trustee may, in its discretion, determine whether or not the Holder of any Securities would be materially adversely affected by any amendment or supplement to this Indenture and any such determination shall be conclusive upon every Holder, whether theretofore or thereafter entered into. The Trustee shall, subject to the express provisions of this Indenture, not be liable for any such determination made in good faith and shall be entitled to, and may rely upon, an Opinion of Counsel with respect thereto.

     SECTION 9.02.  WITH CONSENT OF HOLDERS.

     The Company and the Guarantors, with the consent of the Trustee, may amend or supplement this Indenture and waive any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Securities), the Securities or the Guarantees without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (which may include consents obtained in connection with a tender offer or exchange offer for the Securities). Subject to Section 6.07, the Holders of a majority in principal amount of the Securities then outstanding may waive compliance by the Company or any Guarantor with any provision of this Indenture, the Securities or the Guarantees without notice to any Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

     (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Security;

     (3) reduce the principal of or change the stated maturity of any Security (including, without limitation, the optional redemption provisions, but excluding Sections 4.08, 4.09 and 4.15);

     (4) change the place or currency of payment of principal or interest, if any, on any Note;

     (5) waive a Default or Event of Default in the payment of principal of or interest on any Security or reduce the above-stated percentage of Holders of the Securities necessary to modify or amend the Indenture;

     (6)  make any change in Section 6.04, Section 6.07 or Section 9.02;

     (7) release any Guarantor from any of its Obligations under its Guarantee or this Indenture otherwise than in accordance with the terms hereof.

     Promptly after an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

     SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment to this Indenture, the Securities or the Guarantees shall comply with the TIA as then in effect.

     SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

     After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Securityholder unless it makes a change described in any of clauses (1) through (7) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and; PROVIDED that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder's Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

     SECTION 9.05.  NOTATION ON OR EXCHANGE OF SECURITIES.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.
The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     SECTION 9.06.  TRUSTEE PROTECTED.

     The Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article that the Trustee shall conclude in its reasonable judgment adversely affects the Trustee's rights. The Trustee shall be entitled to receive and rely upon an Opinion of Counsel and an Officer's Certificate that any supplemental indenture complies with this Indenture.

                                     ARTICLE 10
                              GUARANTEE OF SECURITIES

     SECTION 10.01. GUARANTEE.

     Subject to the provisions of this Article 10, each Guarantor (which term includes any successor Person under this Indenture and any additional Guarantor pursuant to Section 4.16 of this Indenture) for consideration received hereby jointly and severally unconditionally and irrevocably guarantees on an unsecured basis, ranking senior in right of payment to all existing and future subordinated Indebtedness of such Guarantors and ranking PARI PASSU with such Guarantors' other existing and future senior unsecured Indebtedness (each a "Guarantee", and collectively, the "Guarantees") to each Holder of a Security authenticated and delivered by the

Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest and Additional Interest, if any, on the Securities will be duly and punctually paid in full when due, whether, without limitation, at maturity, as a result of redemption, upon a Change of Control, as a result of a Net Worth Offer, a Net Proceeds Offer, by acceleration or otherwise, and interest on the overdue principal, premium, if any, and (to the extent permitted by law) interest, if any, on the Securities and all other payment Obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof and (b) in case of any extension of time of payment or renewal of any Securities or any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether, without limitation, at stated maturity, as a result of redemption, upon a Change of Control, as a result of a Net Worth Offer, a Net Proceeds Offer, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor will be obligated to pay or perform the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Guarantees, and shall entitle the Holders of Securities to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company.

     Each of the Guarantors hereby agrees that its Obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the invalidity, irregularity or unenforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver, modification or consent by any holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the Obligations contained in the Securities, this Indenture and its Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, its Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article 10, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of its Guarantees.

     The Guarantees shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     For purposes of this Article 10, each Guarantor's liability (a Guarantor's "Base Guaranty Liability") shall be that amount from time to time equal to the aggregate liability of a Guarantor hereunder, but shall be limited to the lessor of (A) the aggregate amount of the obligation as stated in the first sentence of this Section 10.01 with respect to the Securities or (B) the amount, if any, which would not have (i) rendered such Guarantor "insolvent" (as such term is defined in Section 101(29) of the Federal Bankruptcy Code and in Section 271 of the Debtor and Creditor Law of the State of New York, as each is in effect at the date of this Indenture) or (ii) left it with unreasonably small capital at the time its Guarantee of the Securities was entered into, after giving effect to the incurrence of existing Debt immediately prior to such time, PROVIDED, that, it shall be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed is the amount set forth in (A) above unless a creditor, or representative of creditors of such Guarantor or a trustee in bankruptcy of the Guarantor, as debtor in possession, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in (B). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, to subrogation pursuant to the next paragraph and any other rights such Guarantor may have contractual or otherwise shall be taken into account.

     Each Guarantor shall be subrogated to all rights of the Holder of any Securities and the Trustee against the Company or any of the other Guarantors in respect of any amounts paid to the Holder and the Trustee by such Guarantor pursuant to the provisions of this Guarantee; PROVIDED, HOWEVER, that such Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all the Securities have been paid in full.

     Nothing contained in this Article 10 or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Guarantors and the Holders and the Trustee, the obligation of each Guarantor, which is absolute and unconditional, to pay the Holders and the Trustee the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with the provisions of this Guarantee, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture.

     The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

     SECTION 10.02. EXECUTION AND DELIVERY OF GUARANTEE.

     To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit B hereto, shall be endorsed on each Security authenticated and delivered by the Trustee after such Guarantee is executed and executed by either manual or facsimile signature of an officer of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

     Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

     If an officer of a Guarantor whose signatures is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

     SECTION 10.03. ADDITIONAL GUARANTORS.

     Any person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions of Article 10 of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights, equitable principles, and other customary matters, as may be acceptable to the Trustee in its discretion).

     SECTION 10.04. RELEASE OF A GUARANTOR.

     (a) Upon the sale or disposition of all of the assets or all of the Capital Stock of a Guarantor by the Company or a Subsidiary of the Company, or upon the consolidation or merger of a Guarantor with or into any Person (in each case, other than to the Company or a Related Person of the Company) in compliance with Section 5.01, or upon the designation of a Subsidiary as an Unrestricted Subsidiary which has been designated by the Company as a Guarantor, such Guarantor shall be deemed automatically and unconditionally released and discharged from all Obligations under this Article 10 without any further action required on the part of the Trustee or any Holder, and all Obligations of such Guarantor, if any, in respect of any Indebtedness of the Company shall also terminate upon such transaction; PROVIDED, HOWEVER, that each such Guarantor is sold or disposed of in accordance with Section 4.15 and
Section 5.01 hereof, respectively; PROVIDED, FURTHER, that the foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure to the extent that such proviso would be inconsistent with the requirements of any Uniform Commercial Code.

     (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request of the Company accompanied by an Officer's Certificate certifying as to the compliance with this
Section 10.04. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, will remain or be liable under its Guarantee as provided in this Article 10.

     The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its Obligations under its Guarantee endorsed on the Securities and under this
Article 10.

     Except as set forth in Articles 4 and 5 and this Section 10.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

                                     ARTICLE 11
                                   MISCELLANEOUS

     SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 11.02. NOTICES.

     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other's address stated in this Section 11.02. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

     All notices or communications shall be in writing.

     The Company's address is:

     Schuler Homes, Inc.  828 Fort Street Mall, 4th Floor Honolulu, Hawaii 96813
Attention:  Corporate Secretary

     The Trustee's address is:

     U.S. Trust Company of California, N.A., One Embarcadero Center, Suite 2050, San Francisco, California 94111, Attention: Corporate Trust Department

     SECTION 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

     Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture the Company shall furnish to the Trustee:

     (1) an Officers' Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) to the extent expressly required by the Indenture or as otherwise may be reasonably requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each signer of an Officer's Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer's Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

     SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that the person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for their respective functions.

     SECTION 11.07. LEGAL HOLIDAYS.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in The City of New York, in the State of New York, City of Los Angeles in the State of California or in the city in which the Trustee administers its corporate trust business in respect of this Indenture or the city in which the Company has its chief executive officer. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

     SECTION 11.08. NO PERSONAL LIABILITY OF INCORPORATORS, SHAREHOLDERS,
                    OFFICERS, DIRECTORS OR EMPLOYEES

     No director, officer, controlling person, employee or stockholder of the Company, any Guarantor or any successor Person thereof shall have any liability for any Obligations, covenants or agreements of the Company or any Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. No recourse under or upon any Obligation, covenant or agreement of the Company or any Guarantor in the Indenture or in any of the Securities or because of the creation of any Indebtedness thereby, shall be held against any incorporator, stockholder, director, employee or controlling person of the Company, any Guarantor or any successor Person thereof. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and releases are part of the consideration for the issue of the Securities.

     SECTION 11.09. DUPLICATE ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 11.10. GOVERNING LAW.

     The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture, the Securities and the Guarantees.

     SECTION 11.11. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 11.12. SUCCESSORS.

     All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 11.13. SEPARABILITY.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

     SECTION 11.14. BENEFITS OF INDENTURE.

     Nothing in this Indenture or in the Securities or Guarantees, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefits or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 11.15. TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:                                          SCHULER HOMES, INC.

Attest: /s/ Pamela S. Jones                       By:  /s/ James K. Schuler
       -------------------------------------         ----------------------------------------------
       Name:  PAMELA S. JONES                        Name:  James K. Schuler
       Title: Sr. Vice President of Finance          Title: President and Chief Executive Officer
              Chief Financial Officer

GUARANTORS:                                       SCHULER HOMES OF CALIFORNIA, INC.
                                                  SCHULER HOMES OF OREGON, INC.
                                                  SCHULER HOMES OF WASHINGTON, INC.
                                                  MELODY HOMES, INC.
                                                  MELODY MORTGAGE CO.
                                                  SCHULER REALTY/MAUI, INC.
                                                  SCHULER REALTY/OAHU, INC.
                                                  LOKELANI CONSTRUCTION CORPORATION
                                                  SHLR OF WASHINGTON, INC.

                                                  By:  /s/ James K. Schuler
                                                      ---------------------------------------------
                                                      Name:  James K. Schuler
                                                      Title: President and Chief Executive Officer

Attest: /s/ Pamela S. Jones
       -------------------------------------
       Name: PAMELA S. JONES
       Title: Sr. Vice President of Finance
              Chief Financial Officer

TRUSTEE:                                          U.S. TRUST COMPANY OF CALIFORNIA, N.A.

                                                  By: /s/ Josephine Libunao
                                                      --------------------------------------------
                                                      Name:  Josephine Libunao
                                                      Title: Assistant Vice President